UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the portfolio of properties described in Item 2.01 and with respect to the financing arrangements entered for five other properties is incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 15, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS Nashville Industrial Portfolio I, LLC, purchased a portfolio of six distribution and office/flex buildings containing approximately 551,184 rentable square feet located in Nashville, Tennessee (the “Nashville Flex Portfolio”) from FirstCal Industrial 2 Acquisition, LLC, which is not affiliated with the Company or the Company’s advisor, KBS Capital Advisors LLC (the “Advisor”).

The purchase price of the Nashville Flex Portfolio is $53.5 million plus closing costs. The acquisition was funded with proceeds from a loan from an unaffiliated lender described below and with proceeds from the Company’s ongoing initial public offering.

The Nashville Flex Portfolio is composed of six buildings containing 551,184 rentable square feet. The Nashville Flex Portfolio’s primary tenants include CVS Caremark (29%) and Mercantile Properties, Inc. (10%). CVS Caremark is an integrated pharmacy services provider, combining pharmaceutical service companies with one of the country’s largest pharmacy chains. Mercantile Properties, Inc. is a subsidiary of Dillard’s, one of the nation’s largest fashion apparel and home furnishings retailers.

The following table sets forth certain information with respect to the buildings.

Property	City/State	Rentable Square Feet	Year Built	Primary Tenant	% Leased
Royal Parkway Center I	Nashville, TN	72,384	1990	Southwestern Telecom & GSA	100%
Royal Parkway Center II	Nashville, TN	75,000	1990	Mercantile Properties, Inc. (Dillard’s)	100%
Greenbriar	Nashville, TN	135,355	1986	Caterpillar	93%
Cumberland Business Center	Nashville, TN	166,137	1998	CVS Caremark	97%
Riverview Business Center I	Nashville, TN	42,015	2000	Quest Diagnostics	100%
Riverview Business Center II	Nashville, TN	60,293	2001	Metropolitan Government of Nashville	94%

		551,184			97%

The current aggregate annual base rent for the tenants of the Nashville Flex Portfolio is approximately $4.5 million. As of November 2007, the current weighted-average remaining lease term for the current tenants of the Nashville Flex Portfolio is approximately 3.4 years. CVS Caremark has two leases, one for 149,856 rentable square feet and one for 11,287 rentable square feet, which expire in June 2012 and August 2012, respectively, and the average annual rental rates over the remaining lease terms are approximately $5.44 and $10.42 per square foot, respectively. CVS Caremark has the right, at its option, to extend the lease that expires in June 2012 for two additional three-year periods. CVS Caremark also has the right to terminate the lease that expires in June 2012 effective April 15, 2010, with nine months notice and upon payment of a termination fee. The Mercantile Properties, Inc. lease expires in January 2011 and the average annual rental rate over the remaining lease term is approximately $7.59 per square foot. Mercantile Properties, Inc. has the right, at its option, to extend the term of its lease on the same terms and conditions for two additional five-year periods. Mercantile Properties, Inc. vacated its space as of November 2003; however, it continues to make its rent payments.

The Company does not intend to make significant renovations or improvements to the Nashville Flex Portfolio. Management of the Company believes that the Nashville Flex Portfolio is adequately insured.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

On July 25, 2007, the Company, through two wholly owned subsidiaries, acquired five distribution and office/warehouse properties containing 1,527,746 rentable square feet located in Texas, Ohio, Indiana and Michigan (“Crystal Park II,” “Park 75,” “Rickenbacker IV,” “Plainfield Business Center” and “Advo-Valassis,” respectively) as part of its acquisition of the Opus National Industrial Portfolio. On November 16, 2007, the Company, through two wholly owned subsidiaries, completed the secured financings of these properties and entered into five separate secured bridge loans for approximately $12.0 million, $10.1 million, $9.5 million, $10.2 million and $5.0 million (the “Crystal Park II Mortgage Loan,” the “Park 75 Mortgage Loan,” the “Rickenbacker IV Mortgage Loan,” the “Plainfield Business Center Mortgage Loan” and the “Advo-Valassis Mortgage Loan”). Also, on November 15, 2007, in connection with its acquisition of the Nashville Flex Portfolio, the Company, through a wholly owned subsidiary, entered into a sixth secured bridge loan for approximately $32.4 million secured by the Nashville Flex Portfolio (the “Nashville Flex Portfolio Mortgage Loan”). All six of the secured financings were with the same financial institution.

The maturity date for all six loans is November 15, 2008. For the first 30 days of the term of these loans, the interest rate will be a fixed rate of 140 basis points over 30-day LIBOR or 6.09%. Thereafter, interest will accrue on these loans at either the Prime Rate as established from time to time by the lender or LIBOR plus 1.40% (subject to adjustment for a reserve percentage established by the lender), at the Company’s option. There is no prepayment fee for principal borrowed at the Prime Rate. For principal borrowed at LIBOR plus 1.40%, there is a breakage fee for prepayment of the loan. In addition, under certain circumstances the Company must pay an exit fee in connection with repayment of each of the loans. If the Company repays one of the loans, in whole or in part, on or before the maturity date, the Company must pay the lender an exit fee in an amount equal to 0.125% of the amount being repaid, unless (i) such amounts are being repaid with proceeds from a replacement financing from the lender or (ii) the Company repays the entire amount of the respective loan with proceeds from the sale of the property securing the loan to a bona-fide third-party purchaser. Notwithstanding the above, the Company has no obligation to pay an exit fee if (a) the Company repays the loan with proceeds other than from lender refinancing and the lender has not provided the Company a reasonable quote for replacement financing or (b) the Company is repaying a portion of a loan for the sole purpose of reducing the outstanding amount of the loan to 50% of the lesser of the appraised value of the property securing the loan or the acquisition cost of the property securing the loan.

The loan agreements for the Nashville Flex Portfolio Mortgage Loan, the Crystal Park II Mortgage Loan, the Park 75 Mortgage Loan, the Rickenbacker IV Mortgage Loan, the Plainfield Business Center Mortgage Loan and the Advo-Valassis Mortgage Loan all contain cross-default and cross-collateralization provisions such that each of these loans, as well as secured loans the Company has entered with respect to three other properties with this lender and two secured loans the Company may enter with this lender in the future are cross-defaulted and cross-collateralized with each other.

During the term of each loan, at all times while the ratio of the loan commitment to the lesser of (i) the appraised value of the property and (ii) the acquisition cost of the property, is greater than 50%, the Company has agreed to cause the Company and its subsidiaries to comply with certain financial covenants related to their net worth, ratio of total liabilities to gross asset value, ratio of EBITDA to fixed charges, and total amount of unfunded commitments. In addition, during the term of the loans, the Company has agreed to certain restrictions regarding the distributions of the Company and the Operating Partnership and the indebtedness of the Company and its subsidiaries.

Pursuant to the mortgages related to Park 75 and Rickenbacker IV, both mortgages may secure indebtedness up to $200 million, exclusive of interest and permitted protective advances. Pursuant to the Plainfield Business Center Mortgage Loan, the Plainfield Business Center may secure indebtedness up to $200 million but the aggregate principal amount of future advances outstanding at any time under the Plainfield Business Center Mortgage Loan shall not exceed $17 million.

ITEM 8.01	OTHER EVENTS

On October 15, 2007, the Company made a distribution to its stockholders of record each day during the period from September 1, 2007 through September 30, 2007. The distributions were calculated at a rate of $0.0019178 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. Stockholders may choose whether to have distributions paid in cash or to have cash distributions otherwise payable to them invested in additional shares of common stock through the Company’s dividend reinvestment plan. The aggregate amount of the distributions paid on October 15, 2007 was approximately $3.7 million.

In order that the Company’s stockholders could begin earning cash distributions, the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company’s board of directors from January 1, 2006 through the period ending January 31, 2008 exceeds the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through January 31, 2008. The Company is only obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor.

In addition, the Advisor agreed to defer, without interest, the payment of the asset management fees it has earned for the months of July 2006 through September 2007. Although pursuant to the advisory agreement, the Advisor may demand payment of accrued but unpaid asset management fees at any time, the Advisor does not intend to request payment of accrued but unpaid asset management fees until the Company’s cumulative funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the Advisor through the date of payment of the accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such payment. Based on this criteria for payment of deferred asset management fees, in October 2007 the Company paid the Advisor $1.0 million of the $3.2 million of asset management fees that had been accrued but unpaid as of September 30, 2007. If necessary in future periods, the Advisor intends to defer payment of its asset management fee if the cumulative amount of the Company’s funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the Advisor is less than the cumulative amount of distributions declared and currently payable to the Company’s stockholders.

Through October 15, 2007, the Advisor had advanced an aggregate of $1.6 million for the payment of distributions and expenses in excess of revenues, all of which is outstanding. Of the $1.6 million advanced from the Advisor to cover distributions and expenses in excess of revenues as of October 15, 2007, no amount was advanced during the months ended July 31, August 31 or September 30, 2007. As of October 15, 2007, the Advisor has also deferred payment of asset management fees it has earned for the months of July 2006 through September 2007 in the amount of approximately $3.2 million. Asset management fees earned by the Advisor and accrued by the Company, the payment of which the Advisor deferred, were $0.6 million for the month ended September 30, 2007. As noted above, the Company paid the Advisor $1.0 million of these accrued fees in October 2007. For the three months ended September 30, 2007, the Company declared aggregate distributions of approximately $10.3 million and the Company’s funds from operations (“FFO”) was approximately $9.7 million (See the reconciliation of FFO to net income immediately below.) The Company’s FFO was approximately $3.9 million for the month ended September 30, 2007, which was sufficient to cover the approximately $3.7 million of distributions declared for the month. In previous Current Reports dated August 15, 2007 and September 17, 2007, respectively, the Company had estimated its FFO for the months of July and August 2007. The Company had previously estimated FFO of approximately $3,069,000 for the month ended July 31, 2007. FFO for July was approximately $3,072,000, and distributions declared for the month of July were approximately $3,082,000. The Company had previously estimated FFO of approximately $3,153,000 for the month ended August 31, 2007. FFO for August was approximately $2,795,000, and distributions declared for the month of August were approximately $3,499,000.

During the Company’s offering stage, when the Company may raise capital in the offering more quickly than it acquires income-producing assets, there is a greater risk that the Company will not be able to pay distributions solely from its FFO.

Funds from Operations

The Company believes that FFO is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. The Company’s management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company’s performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or may interpret the current NAREIT definition differently than the Company does.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance.

The calculation of FFO, which the Company believes is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the months ended July 31, August 31 and September 30, 2007 and the three months ended September 30, 2007, respectively (in thousands):

	For the Month Ended July 31, 2007	For the Month Ended August 31, 2007	For the Month Ended September 30, 2007	For the Three Months Ended September 30, 2007
Net income (loss)	$1,015	$(968)	$(1,461)	$(1,414)
Add:
Depreciation of real estate assets	1,229	1,906	2,503	5,638
Amortization of lease-related costs	828	2,205	3,525	6,558
Deduct:
Adjustments for minority interest-consolidated entity (1)	—	(348)	(696)	(1,044)

FFO	$3,072	$2,795	$3,871	$9,738

(1)	Relates to consolidated joint venture minority-interest portion of depreciation of real estate assets and amortization of lease-related costs.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before January 31, 2007 by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: November 21, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer